Exhibit 23.4

CONSENT OF DAVIS POLK & WARDWELL LLP

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (“S-8 Registration Statement”) of the following, which is included in Amendment No. 2 to Registration Statement (No. 333-286373) on Form S-4 (the “S-4 Registration Statement”) filed with the Securities and Exchange Commission on May 12, 2025 and incorporated by reference in the S-8 Registration Statement: (i) our opinion letter, dated May 12, 2025, to The Shyft Group, Inc. (“Shyft”) attached as Exhibit 8.1 to the S-4 Registration Statement, and (ii) references made to our firm and such opinion in the S-4 Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and we do not admit that we are experts with respect to any part of the S-8 Registration Statement within the meaning of the term “expert” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. Additionally, such consent does not cover any future amendments to the S-8 Registration Statement.

/s/ Davis Polk & Wardwell LLP
DAVIS POLK & WARDWELL LLP